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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Circuit Research Labs, Inc., on Form S-8 of our report dated November 15, 2000 (relating to the financial statements of Orban, Inc. not presented separately herein), appearing in the Amended Current Report on Form 8-K/A of Circuit Research Labs, Inc. filed November 21, 2000.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

November 27, 2000